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                                                                 Exhibit 10.8


                                  ROSS STORES, INC.

                       1991 OUTSIDE DIRECTORS STOCK OPTION PLAN

                            (AS AMENDED MARCH 19, 1996)

     1. PURPOSE. The Ross Stores, Inc. 1991 Outside Directors Stock Option Plan (the "Plan") is established effective as of March 18, 1991 (the "Effective Date") to create additional incentive for the non-employee directors of Ross Stores, Inc. and any successor corporation thereto (collectively referred to as the "Company"), to promote the financial success and progress of the Company.

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     3. ELIGIBILITY AND TYPE OF OPTION. Options may be granted only to directors of the Company who are not employees of the Company or any parent and/or subsidiary corporations of the Company. Options granted to eligible directors of the Company ("Outside Directors") shall be nonqualified stock options; that is, options which are not treated as having been granted under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Code.

     4. SHARES SUBJECT TO OPTION. Options shall be options for the purchase of the authorized but unissued common stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 7 below. The maximum number of shares of Stock which may be issued under the Plan shall be one hundred seventy-five thousand (175,000) shares. In the event that any outstanding Option for any reason expires or is terminated or cancelled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subjected to an Option grant.

     5. TERMS, CONDITIONS AND FORM OF OPTIONS. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered


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thereby, in substantially the form attached hereto as EXHIBIT A for grants made pursuant to paragraphs (a)(i) or (a)(iii) below, in substantially the form attached hereto as EXHIBIT B for grants made pursuant to paragraph (a)(ii) below, or in substantially the form attached hereto as EXHIBIT C for grants made pursuant to paragraph (a)(iv) below, and incorporated herein by reference (the "Option Agreements"). Options shall comply with and be subject to the following terms and conditions:

          (a) AUTOMATIC GRANT OF OPTIONS. Subject to execution by each Outside Director of the appropriate Option Agreement:

               (i) On the Effective Date, each present Outside Director shall be granted an Option to purchase five thousand (5,000) shares of Stock.

               (ii) Furthermore, on the Effective Date, each present Outside Director shall be granted an additional option to purchase that number of shares of Stock equal to one thousand (1,000) multiplied by the number of such Outside Director's full years of past service as a non-employee director ending on the Effective Date. The preceding sentence shall not apply to Outside Directors elected after the Effective Date.

               (iii) After the Effective Date, each new Outside Director shall be granted an Option to purchase five thousand (5,000) shares of Stock upon the date such Outside Director is first elected to serve on the Board.

               (iv) Each Outside Director shall be granted an additional Option to purchase one thousand (1,000) shares of Stock upon each Anniversary Date of such Outside Director.

               (v) The Anniversary Date of an Outside Director who was first elected to the Board prior to the Effective Date shall be March 18, commencing with March 18, 1992. The Anniversary Date of an Outside Director who is first elected to the Board on or after the Effective Date shall be the date which is twelve (12) months after such election and successive anniversaries thereof.

               (vi) Notwithstanding any other provision of the Plan, no Option shall be granted to any individual who is no longer serving as an Outside Director of the Company on an Anniversary Date which would otherwise be a date of grant.

          (b) OPTION EXERCISE PRICE. The option exercise price per share of Stock for an Option shall be the fair market value of the common stock of the Company, as determined by the closing price of a share of such common stock on the National Association of Securities Dealers Automated Quotations system (the "NASDAQ System") or other national securities exchange on which the shares of such common stock are then trading, on the date of the granting of the Option. If the date of the granting of the Option does not fall on a day on which the common stock of the Company is trading on the NASDAQ System or other national securities exchange, the date on which the option exercise price per share shall be established shall be the last day on


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which the common stock of the Company was so traded prior to the date of the granting of the Option. Notwithstanding the foregoing, an Option may be granted with an option exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

          (c) EXERCISE PERIOD OF OPTIONS. Any Option granted pursuant to the Plan shall be exercisable for a term of ten (10) years.

          (d) PAYMENT OF OPTION PRICE. Payment of the option exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, or (ii) by the assignment in a form acceptable to the Company of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

          (e) STOCKHOLDER APPROVAL. Any Option granted pursuant to the Plan shall be subject to obtaining stockholder approval of the Plan at the first annual meeting of stockholders after the Effective Date. Notwithstanding the foregoing, stockholder approval shall not be necessary in order to grant any Option granted on the Effective Date; provided, however, that the exercise of any such Option shall be subject to obtaining stockholder approval of the Plan.

     6. AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of the Option Agreements set forth as EXHIBIT A, EXHIBIT B, and EXHIBIT C, respectively, either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by the Optionee on exercise of an Option in the event such Optionee's service as a director of the Company is terminated for any reason.

     7. EFFECT OF CHANGE IN STOCK SUBJECT TO PLAN. Appropriate adjustments shall be made in the number and class of shares of Stock which may be issued under the Plan and to any outstanding Options and in the option exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company. No adjustment shall be made pursuant to this paragraph to the number of shares of Stock subject to the automatic grant of an Option pursuant to paragraph 5(a) above.


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     8.   OWNERSHIP CHANGE AND TRANSFER OF CONTROL.  An "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

          (a) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company;

          (b)  a merger in which the Company is a party; or

          (c) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange or transfer to one or more corporations where the stockholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

     A "Transfer of Control" shall mean an Ownership Change in which the stockholders of the Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company.

     In the event of a Transfer of Control, any unexercisable portion of an outstanding Option shall be immediately exercisable and vested as of a date prior to the Transfer of Control. The exercise and vesting of any Option that is permissible solely by reason of this paragraph 8 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are not exercised as of the date of the Transfer of Control shall terminate effective as of the date of the Transfer of Control.

     9. OPTIONS NON-TRANSFERABLE. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

     10. TERMINATION OR AMENDMENT OF PLAN. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the Company's stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 7 above), (b) no material change in the class of persons eligible to receive Options, and (c) no material change in the amount, timing or exercise price formula of automatic grants of Options pursuant to paragraph 5(a) above. In any event, no amendment may adversely affect any then outstanding Option, or any unexercised portion thereof, without the consent of the Optionee.